EX-23.a
                                          Form 11-K for 1994
                                             File No. 1-8610





               CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706 and 33-54309) pertaining to the Southwestern Bell Corporation Savings Plan of our report dated May 22 , 1995, with respect to the financial statements and supplemental schedules of the Southwestern Bell Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.





                                 ERNST & YOUNG LLP

San Antonio, Texas
May 22, 1995